SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____             April 2, 2013__________

Date of Report (date of earliest event reported)

BIOMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8765	95-2645573
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

17571 Von Karman Ave.

Irvine, California 92614

(Address of Principal Executive Offices

Including Zip Code)

949-645-2111

(Registrant’s Telephone Number,

Including Area Code)

______________

(Former Name or Former Address if Changed

Since Last Report)

Page 1 of 2 pages

Item 1.01.

Entry into a Material Definitive Agreement

On April 2, 2013, Biomerica, Inc. ("Biomerica" or the "Company") entered into a new exclusive distribution agreement and a First Amendment thereto with a new distributor in China (the “New Distribution Agreement”). The New Distribution Agreement has a three year term and covers the Company’s GAD, ICA, IAA and certain food intolerance products for the China market. The terms of the New Distribution Agreement are similar to the former distribution agreement entered into with the Company’s former China distributor which was terminated as described in Item 1.02 below (the “Prior Distribution Agreement”).  The New Distribution Agreement provides for greater minimum sales volumes than were in the Company’s Prior Distribution Agreement.

Item 1.02.

Termination of Material Definitive Agreement.

On April 2, 2013, prior to entering into the New Distribution Agreement described in Item 1.01 above, the Company terminated its existing exclusive Prior Distribution Agreement with its distributor in China. At the time of the termination of the Prior Distribution Agreement, there was no accounts receivable due from the prior distributor.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 8, 2013

                        Biomerica, Inc.

            By: /s/ Zackary S. Irani

Zackary S. Irani

Chief Executive Officer